Exhibit 99.1

PRESS RELEASE

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PHILIP MORRIS INTERNATIONAL INC. ANNOUNCES FIRM OFFER TO ACQUIRE VECTURA GROUP PLC;
ACQUISITION ACCELERATES PMI’S BEYOND NICOTINE STRATEGY AND EXPANDS ITS PRODUCT PIPELINE DEVELOPMENT CAPABILITIES IN INHALED THERAPEUTICS

NEW YORK, July 9, 2021 -- Philip Morris International Inc. (PMI) (NYSE: PM) announced today it has agreed with the board of Vectura Group plc (Vectura) (LSE: VEC) on the terms of an all-cash, recommended offer to acquire Vectura for an enterprise value of GBP 852 million1 (approximately USD 1.2 billion2). Under the terms of the acquisition, Vectura shareholders would be entitled to receive 150 pence per share, a 46% premium to the ex-dividend closing price per Vectura share of 103 pence on May 25, 20213.
“PMI’s Beyond Nicotine strategy, announced in February, articulates a clear ambition to leverage our expertise in inhalation and aerosolization into adjacent areas—including respiratory drug delivery and selfcare wellness—with a goal to reach at least USD 1 billion in net revenues by 2025,” said Jacek Olczak, Chief Executive Officer. “The acquisition of Vectura, following the recently announced agreement to acquire Fertin Pharma, will position us to accelerate this journey by expanding our capabilities in innovative inhaled and oral product formulations in order to deliver long-term growth and returns.”
“The market for inhaled therapeutics is large and growing rapidly, with significant potential for expansion into new application areas. PMI has the commitment to science and the financial resources to empower Vectura’s skilled team to execute on an ambitious long-term vision. Together, PMI and Vectura can lead this global category, bringing benefits to patients, to consumers, to public health, and to society-at-large.”
Vectura is a provider of innovative inhaled drug delivery solutions that enable partners to bring their medicines to patients. The company has thirteen key inhaled and eleven non inhaled products marketed by major global pharmaceutical partners, as well as a diverse portfolio of partnerships for drugs in clinical development. In 2020, Vectura generated net revenues of GBP 191 million (approximately USD 245 million4). The transaction value represents a multiple of around 14 times Vectura’s 2020 EBITDA.

1 Enterprise value calculated as per Appendix II of the Rule 2.7 offer announcement
2 Based on prevailing exchange rate
3 The last business day prior to the announcement of the offer from Carlyle
4 Based on average 2020 exchange rate

With the acquisition of Vectura, PMI will:
•Gain access to differentiated proprietary technology and pharmaceutical development expertise to deliver a broad range of complex inhaled therapies.
•Add highly complementary human capital, technology, high quality infrastructure, and deep know-how of inhalable formulation and device design development and analysis, drug/device combination, and pharmaceutical management processes and systems. The combination will fully leverage PMI’s existing capabilities in life sciences, product innovation, and clinical expertise.
•Welcome an experienced management team—supported by more than 200 scientists in formulation, devices, inhalation, regulatory teams, and clinical manufacturing—that will help PMI accelerate the development of its healthcare and wellness operations.
•Together with the announced agreement to acquire Fertin Pharma, have a comprehensive portfolio of development capabilities in place—covering innovative inhaled and oral product formulations—to fulfill its “Beyond Nicotine” ambitions, in line with its key sustainability priorities.
PMI believes that, together, the companies can create a fully-owned pipeline of products across a broad range of sectors in the prescription drug and over-the-counter (OTC) categories that will complement Vectura’s CDMO business and service to its existing client base. PMI further believes that its “Beyond Nicotine” aerosolization technologies and development pipeline will provide additional predictability, stability, and security for Vectura’s future.
In February of this year, PMI announced its goal to generate more than 50 percent of total net revenue from smoke-free products by 2025. PMI also announced its aim to generate at least USD 1 billion in net revenues by 2025 from “Beyond Nicotine” products.
“We are thrilled by today’s announcement and the prospect that Vectura will be joining the PMI family as an autonomous business unit, forming the backbone of our ‘Beyond Nicotine’ inhaled therapeutic business,” said Jorge Insuasty, Chief Life Sciences Officer. “The proposed acquisition will significantly accelerate our development efforts. With the addition of Vectura’s expertise in the inhaled therapeutics space, PMI and Vectura will have the opportunity to undertake together the development and eventual commercialization of innovative inhalable drug/device combinations.”
PMI sees Vectura's management team presence and continuity as a critical component of the value of the company and PMI's long term ambitious strategic goals.
PMI will fund the transaction with existing cash and expects it to close in the second half of 2021, subject to a shareholder vote and approval by the appropriate regulatory authorities. PMI expects the impact of the acquisition on its full-year 2021 adjusted diluted EPS to be immaterial.
A copy of the Rule 2.7 offer announcement will be made available on www.pmi.com.
Note:
–Inhaled therapeutics: a sub-area of respiratory drug delivery that refers to treatments that are breathed in orally, which can provide a faster bioavailability / delivery of care, faster onset of effect and/or superior safety profile compared to standard of care.

–Selfcare wellness: includes botanical and other products, supplements, and over-the-counter solutions that enable consumers to take care of their physical, mental, and emotional well-being.
Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical, including statements regarding the proposed acquisition of Vectura, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: (1) the inability to consummate the acquisition in a timely manner; (2) the inability to complete the acquisition due to the failure to obtain Vectura stockholder approval of PMI’s offer or the failure to satisfy other conditions to complete the acquisition, including any required regulatory approvals; (3) the failure of the acquisition to close for any other reason; (4) the possibility that the integration of Vectura and its operations with those of PMI may be more difficult and/or take longer than anticipated, and may not accelerate PMI’s desired entry into additional smoke-free and beyond nicotine platforms as quickly as anticipated; (5) the possibility that Vectura’s integration into PMI may be more costly than anticipated and may have unanticipated adverse results relating to Vectura or PMI’s existing businesses; (6) the inability to gain access to differentiated proprietary technology and pharmaceutical development expertise as anticipated by the acquisition of Vectura; (7) the effect of the announcement of PMI’s offer to acquire Vectura on PMI’s, Vectura’s or the combined company’s respective business relationships, operating results and business generally; (8) risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the proposed acquisition; (9) negative effects of the announcement or the consummation of the acquisition on the market price of PMI’s common stock; (10) the ability of PMI to retain and hire key personnel of Vectura; and (11) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, PMI’s Form 10-Q for the quarter ended March 31, 2021, and other filings of PMI with the Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date hereof and PMI does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.
Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company, its shareholders and its other stakeholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, as well as smoke-free products, associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. In addition, PMI ships versions of its IQOS Platform 1 device and consumables to Altria Group, Inc. for sale under license in the U.S., where these products have received marketing authorizations from the U.S. Food and Drug Administration (FDA) under the premarket tobacco product application (PMTA) pathway; the FDA has also authorized the marketing of a version of IQOS and its consumables as a Modified Risk Tobacco Product (MRTP), finding that an exposure modification order for these products is appropriate to promote the public health. PMI is building a future on a new category of smoke-

free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free product portfolio includes heat-not-burn and nicotine-containing vapor products. As of March 31, 2021, PMI's smoke-free products are available for sale in 66 markets in key cities or nationwide, and PMI estimates that approximately 14.0 million adults around the world have already switched to IQOS and stopped smoking. For more information, please visit www.pmi.com and www.pmiscience.com.